UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2017

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9980 Huennekens St., Ste 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02 Termination of Material Definitive Agreement

On June 23, 2017, TearLab Corporation (the “Company,” “we,” or “us”) entered into a mutual termination of the Amended and Restated Cooperative Marketing Agreement with PRN Physician Recommended Nutriceuticals LLC (“PRN”) pursuant to which the Company and PRN were jointly promoting PRN’s proprietary omega-3 formulations, including Dry Eye Omega Benefits®. The termination is effective immediately, and all amounts due to the Company will be paid by June 30, 2017.

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our 2017 annual meeting of stockholders on June 23, 2017 (the “Annual Meeting”). Of the 5,735,732 shares of our common stock outstanding as the record date of April 28, 2017, 4,176,304 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 72.81% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.	Election of Directors. Each of the following nominees was elected to serve as a director, to hold office until our 2018 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified based on the following results of voting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Elias Vamvakas	1,734,819	277,701	2,163,784
Joseph Jensen	1,734,882	277,638	2,163,784
Anthony E. Altig	1,734,882	277,638	2,163,784
Thomas N. Davidson, Jr.	1,734,482	278,038	2,163,784
Adrienne L. Graves	1,734,607	277,913	2,163,784
Paul M. Karpecki	1,734,882	277,638	2,163,784
Richard L. Lindstrom	1,734,450	278,070	2,163,784
Donald E. Rindell	1,734,282	278,238	2,163,784
Brock J. Wright	1,734,450	278,070	2,163,784

2.	Approval of Amendment and Restatement of 2002 Stock Incentive Plan. The amendment and restatement of our 2002 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 350,000 shares was approved based on the following results of voting:

For	Against	Abstentions	Broker Non-Votes
1,276,354	730,188	5,978	2,163,784

3.	Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified based on the following results of voting:

For	Against	Abstentions
4,108,689	17,595	50,020

4.	Advisory Vote on Approval of Executive Compensation. On an advisory (non-binding) basis, the stockholders approved the compensation of our named executive officers for the year ended December 31, 2016 as disclosed in our proxy statement:

For	Against	Abstentions	Broker Non-Votes
1,709,347	299,465	3,708	2,163,784

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ Wes Brazell
Wes Brazell
Chief Financial Officer

Date: June 27, 2017